UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2022

ARES REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to the Board of Directors

On January 10, 2023, the board of directors (the “Board”) of Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) appointed David A. Roth as Chair of the Board. This action was in connection with James R. Mulvihill informing Ares Management Corporation (“Ares Management”) and the Company that, having successfully transitioned the Black Creek Group business sold to Ares Management in 2021, he is leaving to pursue other opportunities. In order to fill the vacancy created by Mr. Mulvihill’s departure, the Board appointed Jay W. Glaubach as a director effective January 10, 2023.

Changes to the Executive Officers

On January 10, 2023, Mr. Rajat Dhanda, informed the Company that although he will continue as a member of the Board of the Company and as Partner, Global Head of Ares Wealth Management Solutions, he will step down as Partner, Co-President of the Company. In connection with this announcement, on January 10, 2023, the Board appointed Mr. Glaubach as Partner, Co-President of the Company effective immediately. Jeffrey W. Taylor will continue to serve as Partner, Co-President and principal executive officer of the Company.

Mr. Glaubach, age 46, is a Partner in AREG and Co-Head of US Real Estate Investments, positions he has held since July 2018 and January 2022, respectively. He has also been a member of the AREG Investment Committee and the Chairman of the AREIT Advisors Committee since August 2014 and January 2022, respectively. Since October 2021, Mr. Glaubach served as the Chairman of the Business & Investment Process Subcommittee of the Ares Diversity, Equity and Inclusion Council. Mr. Glaubach joined Ares in 2014 from DLJ Real Estate Capital Partners, where he ran the Los Angeles office. He previously worked in investment banking in New York, London and Frankfurt. Mr. Glaubach has served on the Board of Directors of Montage Hotels & Resorts from 2015 to 2019 and as an Adjunct Professor of Real Estate at the University of Southern California from 2012 to 2016. He holds a B.A., magna cum laude, from Harvard College, a J.D., magna cum laude, from Harvard Law School and an M.B.A. from Harvard Business School.

Mr. Glaubach will hold office until his successor is duly elected or appointed and qualifies or until his earlier death, resignation or removal in the manner set forth in the Company’s bylaws.

In connection with his appointment as an executive officer and a director, Mr. Glaubach and the Company also entered an Indemnification Agreement (the “Indemnification Agreement”), effective as of January 10, 2023, consistent with the form of Indemnification Agreement which is entered into between each director and executive officer of the Company. The Indemnification Agreement, requires, among other things, that, subject to certain limitations, the Company will indemnify Mr. Glaubach and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The preceding summary of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement that is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

On January 10, 2023, Gregory M. Moran informed the Company that, in order to pursue other opportunities, he resigned as Chief Investment Officer effective immediately.

Mr. Moran’s primary duties will be assumed by the Company’s Co-President, Mr. Glaubach.

Item 8.01 Other Events.

Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to disclose the most recent transaction price and net asset value (“NAV”) per share, as determined in accordance with the Company’s valuation procedures, for each of its classes of common stock and to provide an update on our assets.

Most Recent Transaction Price and Net Asset Value Per Share

February 1, 2023 Transaction Price

The transaction price for each share class of our common stock for subscriptions accepted (and distribution reinvestment plan issuances) as of February 1, 2023 (and redemptions as of January 31, 2023) is as follows:

Share Class	Transaction Price (per share)
Class T	$8.8235
Class S	8.8235
Class D	8.8235
Class I	8.8235
Class E	8.8235

The transaction price for each of our share classes is equal to such class’s NAV per share as of December 31, 2022. A calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.

December 31, 2022 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at areswmsresources.com/investment-solutions/AREIT and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals, reviewing annual third-party real property appraisals, providing monthly valuations of our debt-related assets (excluding DST Program Loans), reviewing the internal valuations of DST Program Loans and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures. As part of this process, our Advisor reviews the estimates of the values of our real property portfolio, real estate-related assets, and other assets and liabilities within our portfolio for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and informs our board of directors of its conclusions. Although third-party appraisal firms, the Independent Valuation Advisor, or other pricing sources may consider any comments received from us or our Advisor or other valuation sources for their individual valuations, the final estimated fair values of our real properties are determined by the Independent Valuation Advisor and the final estimates of fair values of our real estate-related assets, our other assets, and our liabilities are determined by the applicable pricing source (which may, in certain instances be our Advisor or an affiliate of Ares), subject to the oversight of our board of directors. With respect to the valuation of our real properties, the Independent Valuation Advisor provides our board of directors with periodic valuation reports and is available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation and review process generally. Excluding real properties that are bought or sold during a given calendar year, unconsolidated real properties held through joint ventures or partnerships are valued by a third-party appraiser at least once per calendar year. For valuations during interim periods, either our Advisor will determine the estimated fair value of the real properties owned by unconsolidated affiliates or we will utilize interim valuations determined pursuant to valuation policies and procedures for such joint ventures or partnerships. All parties engaged by us in connection with our valuation procedures, including the Independent Valuation Advisor, ALPS Fund Services Inc. (“ALPS”), and our Advisor, are subject to the oversight of our board of directors. Our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate. At least once each calendar year our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures with input from the Independent Valuation Advisor. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it: (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination; or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures. Please see our valuation procedures filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 15, 2022 for a more detailed description of our valuation procedures, including important disclosure regarding real property valuations provided by the Independent Valuation Advisor.

Our valuation procedures, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with generally accepted accounting principles (“GAAP”), involve adjustments from historical cost. There are certain factors which cause NAV to be different from total equity or stockholders’ equity on a GAAP basis. Most significantly, the valuation of our real assets, which is the largest component of our NAV calculation, is provided to us by the Independent Valuation Advisor. For GAAP purposes, these assets are generally recorded at depreciated or amortized cost. Another example that will cause our NAV to differ from our GAAP total equity or stockholders’ equity is the straight-lining of rent, which results in a receivable for GAAP purposes that is not included in the determination of our NAV. The fair values of our assets and certain liabilities are determined using widely accepted methodologies and, as appropriate, the GAAP principles within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures and are used by ALPS in calculating our NAV per share. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. We did not develop our valuation procedures with the intention of complying with fair value concepts under GAAP and, therefore, there could be differences between our fair values and the fair values derived from the principal market or most advantageous market concepts of establishing fair value under GAAP.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, our former sponsor Black Creek Diversified Property Advisors Group LLC, members or affiliates of the former sponsor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of December 31, 2022 and November 30, 2022:

	As of
(in thousands)	December 31, 2022	November 30, 2022
Investments in office properties	$610,850	$616,800
Investments in retail properties	740,400	739,000
Investments in residential properties	1,685,000	1,693,700
Investments in industrial properties	1,603,500	1,594,550
Total investment in real estate properties	4,639,750	4,644,050
Investments in unconsolidated joint venture partnerships	141,272	121,206
Debt-related investments	260,841	260,096
Investments in real estate-related securities	14,896	14,893
DST Program Loans	79,049	89,109
Total investments	5,135,808	5,129,354
Cash and cash equivalents	13,336	15,179
Restricted cash	3,850	5,400
Other assets	44,269	46,674
Line of credit, term loans and mortgage notes	(1,631,324)	(1,648,513)
Financing obligations associated with our DST Program	(1,141,866)	(1,235,766)
Other liabilities	(72,966)	(71,469)
Accrued performance participation allocation	(23,747)	(23,678)
Accrued advisory fees	(3,157)	(3,135)
Noncontrolling interests in consolidated joint venture partnerships	(1,582)	(1,598)
Aggregate Fund NAV	$2,322,621	$2,212,448
Total Fund Interests outstanding	263,232	249,544

The following table sets forth the NAV per Fund Interest as of December 31, 2022 and November 30, 2022:

		Class T	Class S	Class D	Class I	Class E
(in thousands, except per Fund Interest data)	Total	Shares	Shares	Shares	Shares	Shares	OP Units
As of December 31, 2022
Monthly NAV	$2,322,621	$237,211	$434,438	$69,450	$610,076	$467,415	$504,031
Fund Interests outstanding	263,232	26,884	49,237	7,871	69,142	52,974	57,124
NAV Per Fund Interest	$8.8235	$8.8235	$8.8235	$8.8235	$8.8235	$8.8235	$8.8235
As of November 30, 2022
Monthly NAV	$2,212,448	$234,068	$433,613	$70,163	$609,742	$472,549	$392,313
Fund Interests outstanding	249,544	26,401	48,908	7,914	68,773	53,299	44,249
NAV Per Fund Interest	$8.8660	$8.8660	$8.8660	$8.8660	$8.8660	$8.8660	$8.8660

Under GAAP, we record liabilities for ongoing distribution fees that (i) we currently owe Ares Wealth Management Solutions, LLC (the “Dealer Manager”) under the terms of our dealer manager agreement and (ii) we estimate we may pay to the Dealer Manager in future periods for our Fund Interests. As of December 31, 2022, we estimated approximately $60.9 million of ongoing distribution fees were potentially payable to the Dealer Manager. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

The valuations of our real properties as of December 31, 2022, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table based on weighted-averages by property type.

	Office	Retail	Residential	Industrial	Weighted-Average Basis
Exit capitalization rate	6.18%	6.21%	4.79%	4.96%	5.25%
Discount rate / internal rate of return	6.93%	6.89%	6.07%	6.15%	6.34%
Average holding period (years)	9.6	10.0	10.0	10.1	10.0

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

Input	Hypothetical Change	Office	Retail	Residential	Industrial	Weighted-Average Values
Exit capitalization rate (weighted-average)	0.25% decrease	3.02%	2.50%	3.66%	3.79%	3.44%
	0.25% increase	(2.79)%	(2.31)%	(3.29)%	(3.43)%	(3.12)%
Discount rate (weighted-average)	0.25% decrease	2.08%	1.91%	2.02%	2.10%	2.04%
	0.25% increase	(2.03)%	(1.86)%	(1.97)%	(2.05)%	(1.99)%

From September 30, 2017 through November 30, 2019, we valued our debt-related investments and real estate-related liabilities generally in accordance with fair value standards under GAAP. Beginning with our valuation for December 31, 2019, our property-level mortgages and corporate-level credit facilities that are intended to be held to maturity (which for fixed rate debt not subject to interest rate hedges may be the date near maturity at which time the debt will be eligible for prepayment at par for purposes herein), including those subject to interest rate hedges, were valued at par (i.e. at their respective outstanding balances). In addition, because we utilize interest rate hedges to stabilize interest payments (i.e. to fix all-in interest rates through interest rate swaps or to limit interest rate exposure through interest rate caps) on individual loans, each loan and associated interest rate hedge is treated as one financial instrument which is valued at par if intended to be held to maturity. This policy of valuing at par applies regardless of whether any given interest rate hedge is considered as an asset or liability for GAAP purposes. Notwithstanding, if we acquire an investment and assume associated in-place debt from the seller that is above or below market, then consistent with how we recognize assumed debt for GAAP purposes when acquiring an asset with pre-existing debt in place, the liabilities used in the determination of our NAV will include the market value of such debt based on market value as of the closing date. The associated premium or discount on such debt as of closing that is reflected in our liabilities will then be amortized through loan maturity. Per our valuation policy, the corresponding investment is valued on an unlevered basis for purposes of determining NAV. Accordingly, all else equal, we would not recognize an immediate gain or loss to our NAV upon acquisition of an investment whereby we assume associated pre-existing debt that is above or below market. As of December 31, 2022, we classified all of our debt as intended to be held to maturity, and our liabilities included mark-to-market adjustments for pre-existing debt that we assumed upon acquisition.

Update on Our Assets and Performance

As of December 31, 2022, our consolidated investments include 90 real estate properties totaling approximately 18.5 million square feet located in 33 markets throughout the U.S., which were 95.9% leased. During 2022, our residential rent increases on new lease trade outs and renewals averaged 13.1% and 11.6%, respectively.

As of December 31, 2022, our leverage ratio was 31.8% (calculated as outstanding principal balance of our borrowings less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships, investments in real estate-related securities and debt-related investments not associated with the DST Program, as determined in accordance with our valuation procedures).

During the three months ended December 31, 2022, we raised gross proceeds of approximately $160.7 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests. The aggregate dollar amount of common stock and OP Unit redemption requests for October, November and December, which were redeemed in full on November 1, 2022, December 1, 2022 and January 1, 2023, respectively, was $35.8 million. During December, we issued 13.0 million OP Units in exchange for DST Interests for a net investment of $115.7 million.

The following table sets forth the top ten geographic allocations of our real estate portfolio based on fair value as of December 31, 2022:

($ in thousands)	Number of Properties	Fair Value of Real Properties	% of Fair Value
Central Florida	9	$702,400	15.1%
Dallas, TX	5	400,750	8.6
South Florida	5	394,900	8.5
D.C. / Baltimore	5	332,000	7.2
Metro New York	3	315,700	6.8
Atlanta, GA	3	282,200	6.1
Greater Boston	10	266,200	5.7
Pennsylvania	5	240,350	5.2
San Antonio, TX	5	208,000	4.5
Bay Area, CA	3	186,600	4.0
Other	37	1,310,650	28.3
Total real properties	90	$4,639,750	100.0%

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of increased inflation, rising interest rates, COVID-19, and/or the conflict between Russia and Ukraine on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
99.1*	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
January 13, 2023
	By:	/s/ LAINIE P. MINNICK
Lainie P. Minnick Managing Director, Chief Financial Officer and Treasurer